Exhibit 99.1

INDEPENDENCE ENERGY TO COMBINE WITH CONTANGO

IN ALL-STOCK MERGER TO CREATE A PREMIER U.S. INDEPENDENT OIL AND GAS COMPANY

Combined Company to Deliver Attractive Risk-Adjusted Returns through Cash Flow Oriented Business Model

Projected to be Substantially Accretive to Contango’s Cash Flow Per Share by ~15% in 2021E and ~50% in 2022E1

Meaningful Immediate G&A Synergies with Further Savings Anticipated

Companies to Host Joint Conference Call Today at 7:30 a.m. CT / 8:30 a.m. ET

HOUSTON and FORT WORTH, Texas, June 8, 2021 (GLOBE NEWSWIRE) – Independence Energy, LLC (“Independence”) and Contango Oil & Gas Company (NYSE American: MCF) (“Contango” or the “Company”) today announced that they have entered into a definitive agreement to combine in an all-stock transaction. The combination, which was unanimously approved by both companies’ Boards of Directors, will create a premier, diversified and low leverage U.S. independent oil and gas company focused on consolidation.

Independence is a diversified, well-capitalized upstream oil and gas business built and managed by KKR’s Energy Real Assets team with a scaled portfolio of low-decline, producing assets with meaningful reinvestment opportunities for low-risk growth across the Eagle Ford, Rockies, Permian and Mid-Continent. Since 2011, KKR’s Energy Real Assets team has been executing on a consistent cash flow and risk-based strategy, complemented by deep industry expertise, responsible investment practices and the broader capabilities of KKR’s global platform. KKR is a leading global investment firm investing in a diverse range of energy sources and committed to investing in a stable energy transition, one that supports the energy needs of today in a responsible manner while also contributing to a cleaner tomorrow.

Contango is a Fort Worth, Texas based, independent oil and gas company whose business is to maximize production and cash flow from its portfolio of low-decline, producing assets primarily in the Mid-Continent, Permian, and Rockies areas. Contango has a proven track record of complementing that production and cash flow via acquisitions, having completed four significant acquisitions in the last 18 months.

Upon completion of the transaction, Independence shareholders will own approximately 76 percent and Contango shareholders will own approximately 24 percent of the combined company. Based on Contango’s closing stock price of $5.62 on June 7, 2021, and pursuant to the terms of the proposed transaction, the combined company will have an initial equity market capitalization of approximately $4.8 billion and enterprise value of approximately $5.7 billion.

[1]	Based on current management assumptions.

Transaction Highlights

•	Positions the combined company to be a leading consolidator in the U.S. oil and gas industry through increased scale, improved access to capital, low leverage and a successful, proven management team

•	The combined company is positioned to be KKR’s primary platform for pursuing upstream oil and natural gas opportunities

•	Projected to be highly accretive to financial metrics, including ~15% and ~50% accretive to Contango’s 2021E and 2022E cash flow per share, respectively, based on current management assumptions

•	Projected to provide preliminary 2022 estimated Adj. EBITDA of $750MM – $800MM and unlevered Free Cash Flow of $375MM – $400MM, with ~75% of expected 2022 cash flow attributable to PDP[2]

•	Balanced portfolio of cash flowing assets and attractive, low-risk reinvestment opportunities in key proven basins across the Lower 48

•	Low leverage with pro forma Net Debt / NTM Adj. EBITDA of 1.4x3

•	Cash flow-oriented business model with a clear focus on superior risk adjusted returns

•	Shared commitment to developing industry-leading Environmental, Social and Governance (“ESG”) programs and continually improving ESG performance

•	Greater than $20 million in estimated G&A synergies with further benefits of scale over time[4]

•	Initiation of a go-forward dividend policy targeting approximately 10 percent of Adj. EBITDA

The combined business will be managed by KKR’s Energy Real Assets team and led by David Rockecharlie, Head of KKR Energy Real Assets, who will serve as Chief Executive Officer. Contango’s Chairman and largest shareholder, John Goff, will be Chairman of the Board of Directors of the combined company. Contango’s senior leadership, including CEO Wilkie Colyer and President Farley Dakan, will continue managing Contango as an operating subsidiary of the combined company and focus on growth via acquisitions.

Management Commentary

“This is a very compelling merger for Contango shareholders providing substantial value accretion, significant scale and lower cost of capital. KKR’s desire to position the combined company to be their long-term primary platform to focus on continued consolidation in the industry is a testament to what the team has created at Contango. As the largest shareholder of Contango and Chairman of the new combined company, I look forward to working with David Rockecharlie and the KKR team in continuing our strategy of consolidation and industry leading performance,” said Mr. Goff.

[2]

Unlevered free cash flow defined as corporate EBITDA less capex. PDP attributable cash flow represents projected PDP asset cash flow as a % of total asset cash flow. Adjusted EBITDA and Free Cash Flow are non-GAAP measures. Please read “Non-GAAP Measures.”

[3]	Represents Independence net debt at 3/31/2021 adjusted for subsequent events plus Contango net debt at 3/31/2021 divided by pro forma NTM adjusted EBITDA.
[4]	Synergies are based solely on current estimates and actual results may differ materially. Please read “Use of Projections and Estimates of Synergies.”

“We see tremendous opportunity ahead to create long-term value in the energy sector. With today’s transaction, we are continuing to execute on the strategy we have been building over the last decade and look forward to working with John, Wilkie and the entire Contango team to deliver for our shareholders,” said Mr. Rockecharlie.

“When John and I joined Contango nearly three years ago, we believed an upstream acquisition platform focused on alignment of incentives, low costs and an investor’s mindset could generate superior shareholder returns. While we are proud of what we have accomplished to date, the opportunities to continue to scale profitably in this industry are enormous. In David’s team at KKR and Independence, we have found like-minded individuals with a scaled and complementary asset base. This partnership helps to accelerate our inorganic growth strategy with a larger balance sheet and lower cost of capital for the benefit of all stakeholders. Just as I said three years ago, I’m excited about this opportunity and ready to get to work,” said Mr. Colyer.

Transaction Details

Under the terms of the transaction agreement, Independence will merge with an operating subsidiary (“OpCo”) of a new parent company, which will become a publicly traded entity at closing, and Contango will become a wholly owned subsidiary of OpCo

The new company at closing will have an “Up-C” structure. Contango shareholders will receive Class A Common Stock representing voting and economic rights in the new parent company. Independence’s owners will receive Class B Common stock representing voting rights in the new parent company and corresponding limited liability company units representing economic interests in OpCo.

Headquarters and Governance

The combined company will be headquartered in Houston and expects to operate under a new name and under a new ticker symbol. The combined company intends to seek to be listed on the New York Stock Exchange as part of this transaction.

The Board of Directors of the combined company will be designated by KKR as the holder of the preferred stock discussed below. The initial board of directors at closing will consist of nine directors with two directors designated by Contango, including Mr. Goff as Chairman, and seven directors designated by KKR, including Mr. Rockecharlie.

As part of the transaction, KKR will receive a special class of non-economic preferred stock that provides KKR with the authority to appoint all members of the board of directors as well as certain consent rights over specified actions including incurrence of debt, changes in officers, mergers, acquisitions and divestitures. Upon completion of the merger, KKR’s balance sheet will own approximately 17 percent of the combined company. KKR will forfeit the preferred stock if its retained common stock in the business drops below 50 percent of this initial ownership, subject to certain performance thresholds after the company’s third annual shareholders meeting.

In addition, the combined company will enter into a management services agreement with a newly formed KKR subsidiary to become the manager of the combined company. The management services agreement will govern the external manager relationship between the public company and the manager as well as provide for the manager’s fees and equity incentives consisting of annual grants of restricted shares that vest solely based on absolute and relative share price performance. The agreement will generally provide that upstream oil and gas opportunities sourced by KKR will be presented to the combined company, subject to certain enumerated exceptions.

Outlook

Preliminary 2022 estimates of the combined company are shown below:5

Preliminary 2022E Estimates[6]	Combined Company[7]
Daily Production	108 – 114 Mboe/d
Base PDP Decline	~15%
% Hedged[8]	~75%
Adj. EBITDA	$750 MM – $800 MM
% PDP[9]	~75%
Adj. EBITDA Margin %[10]	~55%
Reinvestment Rate[11]	~50%
Unlevered Free Cash Flow	$375 MM – $400 MM
Target Dividend	~10% of Adj. EBITDA
Long-Term Target Leverage	~1.0x

Timing and Approvals

The transaction is expected to close late in the third quarter or early in the fourth quarter of 2021, subject to the approval of Contango shareholders, certain regulatory approvals and satisfaction of other customary closing conditions.

A voting agreement has been signed by John Goff, Contango’s largest current shareholder, pursuant to which he has agreed to vote in favor of the transaction, subject to certain specified exceptions.

[5]

This guidance is speculative by its nature and, accordingly, actual results may differ materially from this guidance. See “Cautionary Statement Regarding Forward-Looking Information” and “Use of Projections and Estimates of Synergies.”

[6]	Adjusted EBITDA, EBITDA Margin, and Unlevered Free Cash Flow are non-GAAP measures. Please read “Non-GAAP Measures.”
[7]	Forward looking estimates based on NYMEX strip pricing as of June 4, 2021 and assume a cumulative reinvestment rate of ~41% through 2021 and 2022.
[8]	Represents percent of PDP oil production hedged in 2022E based on current management assumptions of the Company and Contango.
[9]	Represents projected PDP asset cash flow as a % of total asset cash flow.
[10]	EBITDA margin represents hedged EBITDA divided by hedged revenue.
[11]	Reinvestment rate defined as capital expenditures as a percentage of corporate EBITDA.

Joint Investor Call

Independence and Contango will hold a joint investor conference call at 7:30 a.m. CT to discuss the details of the transaction. Presentation materials will be available online in advance of the call on Contango’s website at: ir.contango.com. Those interested in participating in the conference call webcast may do so by clicking here to join and entering your information to be connected. The link becomes active 15 minutes prior to the scheduled start time, and the conference will call you. If you are not at a computer, you can join by dialing the following:

Dial-in (for domestic callers):	1-323-794-2410
Dial-in (for international callers):	1-888-632-5004
Participation Code:	322913

A replay of the call will be made available on the Investor Relations page of Contango’s website after the conclusion of the call.

Advisors

Jefferies LLC is serving as lead financial advisor to Contango, and Gibson, Dunn & Crutcher LLP is serving as legal counsel. Wells Fargo Securities LLC is serving as financial advisor to Independence, and Vinson & Elkins LLP is serving as legal counsel.

About Independence

Independence Energy is a diversified, well capitalized, U.S. independent energy company with a portfolio of assets in key proven basins across the lower 48 states. Our leadership team is a group of experienced investment, financial and industry professionals who have a demonstrated track record of employing our strategy since 2011.

We seek to deliver attractive risk-adjusted investment returns and predictable cash flows across cycles by employing our differentiated approach to investing in the oil and gas industry. Our approach includes a cash flow-based investment mandate and an active risk management strategy with a focus on operated working interests, and is complemented by non-operated working interests, mineral and royalty interests, and midstream infrastructure.

About Contango

Contango Oil & Gas Company is a Fort Worth, Texas based, independent oil and natural gas company whose business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore properties in Texas, Oklahoma, Wyoming, and Louisiana and, when determined appropriate, to use that cash flow to explore, develop, and increase production from its existing properties, to acquire additional PDP-heavy crude oil and natural gas properties or to pay down debt.

Additional Information and Where to Find It

This communication may be deemed to be offering or solicitation material in respect of the proposed merger (the “Proposed Merger”). The Proposed Merger will be submitted to the stockholders of Contango Oil & Gas Company, a Texas corporation (the “Company”), for their consideration. In connection with the Proposed Merger, the Company and IE PubCo Inc., a Delaware corporation (“New PubCo”) intend to file (1) a preliminary proxy statement/prospectus (the “Proxy Statement/Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company Stockholder Approval (as defined in the Transaction Agreement) and (2) a registration statement on Form S-4 (the “Form S-4”) with the SEC, in which the Proxy Statement/Prospectus will be included as a prospectus of New PubCo. New PubCo and the Company also intend to file other relevant documents with the SEC regarding the Proposed Merger. After the Form S-4 is declared effective by the SEC, the definitive Proxy Statement/Prospectus will be mailed to the Company’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge by directing a request to the Company’s Investor Relations Department at investorrelations@contango.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company, Independence and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Proposed Merger. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, filed with the SEC on April 30, 2021 and in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021. Information regarding Independence’s directors and executive officers will be made available in the Proxy Statement/Prospectus that New PubCo will file with the SEC. These documents may be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4, the Proxy Statement/Prospectus and other relevant materials relating to the Proposed Merger to be filed with the SEC when they become available. Stockholders, potential investors and other readers should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including without limitation those under the headings “Transaction Highlights” and “Outlook,” are forward-looking statements. These include statements regarding the projected financial prospects of the combined company, including cash flow and accretive effects of the Proposed Merger, synergies and cost efficiencies that may be realized by the combined company and the combined company’s market position and strategic operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to:

•	the risk that the business of the combined company will not be integrated successfully;

•	the risk that the cost savings, synergies and growth from the Proposed Merger may not be fully realized or may take longer to realize than expected;

•	the diversion of management time on transaction-related issues;

•	the effect of future regulatory or legislative actions on the companies or the industries in which they operate;

•	the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect;

•	the risk that a condition to closing of the Proposed Merger may not be satisfied;

•	the length of time necessary to consummate the Proposed Merger, which may be longer than anticipated for various reasons;

•	the potential impact of the announcement or consummation of the Proposed Merger on relationships with customers, suppliers, competitors, management and other employees;

•	the effect of this communication of the Proposed Merger on our stock price;

•	the ability to hire and retain key personnel;

•	reliance on and integration of information technology systems;

•	the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings;

•	volatility and significant declines in oil, natural gas and natural gas liquids prices, including regional differentials;

•	any reduction in our borrowing base from time to time and our ability to repay any excess borrowings as a result of such reduction;

•

the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental and societal actions taken in response to the COVID-19 pandemic, stay-at-home orders, and interruptions to our operations;

•	our ability to execute our corporate strategy of offering a “fee for service” property management service for oil and natural gas companies;

•

the impact of the climate change initiative by President Biden’s administration and Congress, including the January 2021 executive order imposing a moratorium on new oil and natural gas leasing on federal lands and offshore waters pending completion of a comprehensive review and reconsideration of federal oil and natural gas permitting and leasing practices;

•	our financial position;

•	the potential impact of our derivative instruments;

•	our business strategy, including our ability to successfully execute on our consolidation strategy or make any desired changes in our strategy from time to time;

•	meeting our forecasts and budgets, including our 2021 capital expenditure budget;

•	expectations regarding oil and natural gas markets in the United States and our realized prices;

•	the ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to, adhere to and maintain oil price and production controls;

•	outbreaks and pandemics, even outside our areas of operation, including COVID-19;

•	operational constraints, start-up delays and production shut-ins at both operated and non-operated production platforms, pipelines and natural gas processing facilities;

•	our ability to successfully develop our undeveloped acreage in the Permian Basin and Midcontinent region, and realize the benefits associated therewith;

•	increased costs and risks associated with our exploration and development in the Gulf of Mexico or the Permian Basin;

•	the risks associated with acting as operator of deep high pressure and high temperature wells, including well blowouts and explosions, onshore and offshore;

•

the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes, especially in prospects in which we have made a large capital commitment relative to the size of our capitalization structure;

•	the timing and successful drilling and completion of oil and natural gas wells;

•	the concentration of drilling in the Permian Basin, including lower than expected production attributable to down spacing of wells;

•

our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations, fund our drilling program and support our acquisition efforts;

•	the cost and availability of rigs and other materials, services and operating equipment;

•	timely and full receipt of sale proceeds from the sale of our production;

•	our ability to find, acquire, market, develop and produce new oil and natural gas properties;

•

the conditions of the capital markets and our ability to access debt and equity capital markets or other non-bank sources of financing, and actions by current and potential sources of capital, including lenders;

•	interest rate volatility;

•	our ability to complete strategic dispositions or acquisitions of assets or businesses and realize the benefits of such dispositions or acquisitions;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	the need to take impairments on our properties due to lower commodity prices or other changes in the values of our assets, which results in a non-cash charge to earnings;

•	the ability to post additional collateral for current bonds or comply with new supplemental bonding requirements imposed by the Bureau of Ocean Energy Management;

•	operating hazards attendant to the oil and natural gas business including weather, environmental risks, accidental spills, blowouts and pipeline ruptures, and other risks;

•	downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	potential mechanical failure or under-performance of significant wells, production facilities, processing plants or pipeline mishaps;

•	actions or inactions of third-party operators of our properties;

•	actions or inactions of third-party operators of pipelines or processing facilities;

•	the ability to retain key members of senior management and key technical employees and to find and retain skilled personnel;

•	strength and financial resources of competitors;

•	federal and state legislative and regulatory developments and approvals (including additional taxes and changes in environmental regulations);

•	the uncertain impact of supply of and demand for oil, natural gas and natural gas liquids;

•	our ability to obtain goods and services critical to the operation of our properties;

•	worldwide and United States economic conditions;

•	the ability to construct and operate infrastructure, including pipeline and production facilities;

•	the continued compliance by us with various pipeline and gas processing plant specifications for the gas and condensate produced by us;

•	operating costs, production rates and ultimate reserve recoveries of our oil and natural gas discoveries;

•	expanded rigorous monitoring and testing requirements;

•	the ability to obtain adequate insurance coverage on commercially reasonable terms; and

•	the limited trading volume of our common stock and general market volatility.

Many of these risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that our earnings per share for the current or any future financial years or those of the combined company will necessarily match or exceed our historical published earnings per share. We do not give any assurance (1) that we will achieve our expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Merger or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning the Company, the Proposed Merger, the combined company or other matters and attributable to the Company or any person acting on its respective behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

Use of Projections and Estimates Regarding Synergies

The financial, operational, industry and market projections, estimates and targets in this press release (including projected Adjusted EBITDA, Free Cash Flow and production in future periods and synergies that may be realized as a result of the transactions) are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of Independence and the Company. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Statement Regarding Forward-Looking Information” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the combined company. Projected results of the combined company for 2022 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the control of the parties to the transaction. The projections are based on current expectations and available information as of the date of this release. Except as required by law, neither Independence nor the Company undertakes to provide any updates to the projections contained herein.

Non-GAAP Measures

This release includes certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures include (i) EBITDA Margin, (ii) Adjusted EBITDA, (iii) Net Debt (net debt is defined as total indebtedness less unrestricted cash and cash equivalents), (iv) Reinvestment Rate, (v) Unlevered Free Cash Flow and (vi) Free Cash Flow (Levered Free Cash Flow defined as Adj. EBITDA less cash paid for interest, cash paid or refunded for income tax and capital expenditures associated with the development of oil and gas properties and purchases of other property and equipment). The Company defines Adjusted EBITDA as net income before interest expense, realized (gain) loss on interest expense derivatives, income tax expense, depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivative contracts, impairment of oil and natural gas properties, equity-based compensation, other (income) expense, transaction expenses and other non- recurring expenses. The Company has not provided reconciliations for forward-looking non-GAAP measures because the Company cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise.

Contacts:

Contango:

E. Joseph Grady – 713-236-7400

Senior Vice President and Chief Financial and Accounting Officer

Steve Frankel / Andrew Siegel / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

KKR and Independence:

Kristi Huller, Cara Major or Miles Radcliffe-Trenner

212 750-8300

media@kkr.com